UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               _________________


                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported): September 30, 2004


                    Affordable Residential Communities Inc.
         ------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


        Maryland                      001-31987                 84-1477939
-----------------------------    -----------------------    ------------------
(State or Other Jurisdiction     (Commission File Number)   (I.R.S. Employer
     of Incorporation)                                      Identification No.)


             600 Grant Street, Suite 900, Denver, Colorado, 80203
          -----------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code: 303-383-7500


                                Not Applicable
   ------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure
------------------------------------

On September 29, 2004, Affordable Residential Communities Inc. ("ARC") issued a press release disclosing certain community sales and purchases and ARC's withdrawal of previously issued guidance. The press release is attached hereto as Exhibit 99.1.


Item 9.01   Financial Statements and Exhibits
----------------------------------------------

         (c) Exhibits.

Exhibit
Number                Description
-------               -----------

Exhibit 99.1          Press release issued by ARC on September 29, 2004

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   September 30, 2004

                                      AFFORDABLE RESIDENTIAL COMMUNITIES INC.


                                      By: /s/ John G. Sprengle
                                         ------------------------------------
                                         John G. Sprengle
                                         Vice Chairman, Executive Vice
                                         President and Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit
Number                Description
-------               -----------

Exhibit 99.1          Press release issued by ARC on September 29, 2004

                                                                  Exhibit 99.1

Affordable Residential Communities Inc. Sells Twelve Manufactured Home Communities at Auction

Denver, September 29, 2004 (BUSINESS WIRE) - Affordable Residential Communities Inc. (NYSE:ARC) today announced that its previously disclosed auction of twelve manufactured home communities was held on September 21, 22 and 24, 2004. The twelve communities, comprising approximately 2,900 homesites, are located primarily in geographic locations where ARC does not have market concentration. In addition to the twelve communities, as part of the auction the Company also contracted to sell two parcels of undeveloped commercial land located adjacent to one of its communities located in Colorado. The sales are scheduled to close during the fourth quarter of 2004. The sales are expected to result in net proceeds of $21.6 million after selling commissions, sales expenses and repayment of associated debt. If completed on these terms, the community sales would represent a capitalization rate of approximately 8.8%.

ARC also announced today that it has three communities under contract for sale, and intends to sell an additional 15-20 communities, which are located primarily in geographic locations where ARC does not have market concentration or has determined that the communities do not fit the Company's long-term strategic focus, and that the guidance it had given in March 2004 has been withdrawn and that it will not be issuing further guidance in the future.

ARC also announced the purchase of a 137-homesite community in Ogden, UT today for a total purchase price of $3.4 million. With this acquisition, the Company now owns 19 communities with over 3,800 homesites in its Salt Lake City market.

The forward-looking statements contained above are subject to certain risks and uncertainties including, but not limited to, the risk that the transactions described in this release will not be consummated; general risks affecting the real estate industry; ARC's ability to maintain or increase rental rates and occupancy with respect to properties currently owned; ARC's assumptions on rental home and home sales and financing activity; completion of pending acquisitions, if any, and timing with respect thereto; ARC's growth and expansion into new markets or to integrate acquisitions successfully; the effect of interest rates as well as other risks indicated from time to time in ARC's filings with the Securities and Exchange Commission. ARC expressly disclaims any intention or obligation to provide public updates, revisions or amendments to any forward-looking statements that become untrue because of subsequent events.

Contact Information
-------------------

Affordable Residential Communities Inc.
John Sprengle, (303) 383-7509